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                                                                    EXHIBIT 5.1


              [Powell, Goldstein, Frazer & Murphy LLP Letterhead]


                                 April 8, 1998



Staff Leasing, Inc.
600 301 Boulevard West
Suite 202
Bradenton, Florida  34205

         Re:  Staff Leasing, Inc.

Ladies and Gentlemen:

         We have served as counsel to Staff Leasing, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1, as amended (Registration No. 333-49067) (the "Registration Statement"), relating to the public offering of up to 3,565,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company to be sold by the selling shareholders named in the Registration Statement.

         We have examined copies of the Articles of Incorporation and Bylaws of the Company, the Registration Statement, and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry (a) the legal capacity of all natural persons executing documents, (b) the authenticity of all documents submitted to us as originals, (c) the genuineness of all signatures on all documents that we have examined and (d) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

         We express no opinion as to matters under or involving laws other than the laws of the State of Florida.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us in the Prospectus.

                               Very truly yours,



                         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP